Exhibit 99(J)

Execution Copy

Zimmer Lucas

Brahman

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is entered into as of December 29, 2004 among the purchasers set forth on Exhibit A (individually a “Purchaser” and collectively, the “Purchasers”) and Magellan Midstream Holdings, L.P., a Delaware limited partnership (the “Selling Unitholder”). The parties agree as follows:

1. Purchase and Sale of Units. Subject to the terms and conditions hereof, each Purchaser shall purchase from the Selling Unitholder and the Selling Unitholder shall sell to such Purchaser the number of the Partnership’s common units representing limited liability interests (the “Units”) set forth on Exhibit A. The purchase price for the Units shall be $55.52 per unit, provided that if (i) the closing price of the common units of Magellan Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), on the New York Stock Exchange on January 3, 2005 is less than $50, the Purchasers may terminate this agreement and (ii) the closing price of the Partnership’s common units on the New York Stock Exchange on January 3, 2005 is greater than $66.00, the Selling Unitholder may terminate this Agreement. The closing of such purchase and sale (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., Houston, Texas, at 9:00 a.m. on January 4, 2005, or at such other time or on such other date as the parties shall have agreed (the “Closing Date”). Upon Closing, the Selling Unitholder shall cause the Units to be electronically delivered to The Depository Trust Company on the Purchasers’ behalf registered in such name(s) as each Purchaser shall, with reasonable notice, have designated, against payment of the full purchase price for the Units in federal funds by wire transfer to a bank account designated by the Selling Unitholder.

2. Representations of the Selling Unitholder. The Selling Unitholder hereby represents and warrants to the Purchaser as follows:

2.1 A registration statement on Form S-3 (File No. 333-109732) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by the Selling Unitholder and the Partnership to the Purchasers. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means (i) the prospectus included in such registration statement, or amendments thereto, before such registration statement became effective under the Securities Act, or (ii) any prospectus supplement, including the accompanying base prospectus, relating to the offer and sale of the Units filed with the Commission by the Partnership after the effectiveness of such registration statement pursuant to Rule 424(b) of the Rules and Regulations; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time; and “Prospectus” means the final prospectus supplement relating to the Units and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and

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time this Agreement is executed. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in the Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

2.2 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which the statements were made).

2.3 The documents incorporated by reference in the Registration Statement, and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder, and none of such documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, respectively, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.4 (i) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Prospectus; (ii) the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated hereby (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Partnership is a party or by which the Partnership is bound or to which any of the property or assets of the Partnership is subject, (B) will not result in any violation of the provisions of the certificate of limited partnership or the partnership agreement of the Partnership, in the case of clause (ii)(A), which such conflicts, breaches, violations or defaults would have a material adverse effect on the financial condition, business, results of operation or prospects of the Partnership.

2.5 The Partnership has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, results of operations or prospects of the Partnership.

2.6 The Selling Unitholder has good and valid title to the Units to be sold by the Selling Unitholder free and clear of all liens, encumbrances, equities or claims other than such as exist under and as a result of the pledge of the Units to secure indebtedness outstanding, interest and other obligations under the Credit Agreement dated as of December 10, 2004 among the Selling Unitholder, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Lehman Brothers Inc. and Goldman Sachs Credit Partners, L.P., as Joint Lead Arrangers, and Lehman Brothers Commercial Paper Inc., as Administrative Agent (the “Credit Agreement Lien”). Upon delivery of the Units and payment therefore pursuant hereto, good and valid title to such Units, free and clear of all liens, encumbrances, equities or claims, including the Credit Agreement Lien, will pass to the Purchasers.

2.7 (i) The Selling Unitholder has been duly formed and is validly existing in good standing as a limited partnership under the laws of the state of Delaware, and has full partnership power and authority to enter into this Agreement; (ii) the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated hereby (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Selling Unitholder is a party or by which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject, (B) will not result in any violation of the provisions of the certificate of limited partnership or the partnership agreement of the Selling Unitholder, or (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Unitholder or the property or assets of the Selling Unitholder, in the case of clauses (ii)(A) and (ii)(C), which such conflicts, breaches, violations or defaults would have a material adverse effect on the financial condition or prospects of the Selling Unitholder.

2.8 This Agreement has been duly authorized, executed and delivered by the Selling Unitholder and is a valid and binding agreement of the Selling Unitholder, enforceable in accordance with its terms, provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.9 There are no contracts, agreements or understandings between the Selling Unitholder and any person that would give rise to a valid claim against the Selling Unitholder for a brokerage commission, finder’s fee or other like payment in connection with the purchase and sale of the Units pursuant to this Agreement.

2.10 The Units are listed on the New York Stock Exchange.

2.11 The Selling Unitholder is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and the Selling Unitholder is not a “holding company” or a “subsidiary of a holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3. Representations of the Purchaser. Each of the Purchasers hereby represents and warrants to the Selling Unitholder as follows:

3.1 It is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own its properties and to conduct its business as currently conducted.

3.2 It has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement and to purchase the Units in accordance with the terms hereof. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser.

3.3 The execution and delivery of this Agreement, the acquisition of any of the Units and the consummation of the transactions contemplated by this Agreement by such Purchaser, will not (i) result in a breach or a violation of any of the terms or provisions of such Purchaser’s Articles of Incorporation, Bylaws, limited liability agreement or partnership agreement, (ii) constitute a breach or default under any material agreement or contract to which such Purchaser is a party or by which any of the properties or assets of such Purchaser is subject, or (iii) result in a violation of any provision of law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court or governmental agency or body having jurisdiction over such Purchaser, in the case of clauses (ii) and (iii), which such breaches, violations or defaults would have a material adverse effect on the financial condition or prospects of such Purchaser.

3.4 There are no contracts, agreements or understandings between such Purchaser and any person that would give rise to a valid claim against the Selling Unitholder or the Partnership for a brokerage commission, finder’s fee or other like payment in connection with the purchase and sale of the Units pursuant to this Agreement.

3.5 Such Purchaser does not own ten percent or more of the Partnership’s issued and outstanding limited partner interests.

3.6 Such Purchaser’s trading and resale activities, if any, with respect to the Partnership’s limited partner interests will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the New York Stock Exchange.

4. Conditions to the Parties’ Obligation to Close.

4.1 The obligation of the Selling Unitholder to sell the Units at the Closing is subject to the satisfaction (or waiver by the Selling Unitholder), at or before the Closing Date, of each of the following conditions:

(a) No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any governmental authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal.

(b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by any governmental agency.

(c) No action, suit or proceeding shall be pending against or involve the Selling Unitholder or any of its property that would materially and adversely affect the ability of the Selling Unitholder to perform its obligations under this Agreement and no such action, suit or proceeding shall be threatened or contemplated.

(d) The representations and warranties of the Purchaser contained in Section 3 shall be true, correct and complete in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by it at or before the Closing.

(e) Each of the Purchasers and their controlling affiliates, shall have entered into an agreement with the Partnership in form and substance satisfactory to the Partnership and its counsel, containing representations, warranties and agreements of the Purchasers and such affiliates relating to certain transactions with respect to the Units.

4.2 The obligation of the Purchaser to purchase the Units from the Selling Unitholder at the Closing is subject to the satisfaction (or waiver by the Purchaser), at or before the Closing Date, of each of the following conditions:

(a) The Partnership shall have filed with the Commission pursuant to Rule 424(b) a prospectus supplement regarding the sale of the Units.

(b) No statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by or before any governmental authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal.

(c) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by any governmental agency.

(d) The representations and warranties of the Selling Unitholder contained in Section 2 shall be true, correct and complete in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and the Selling Unitholder shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by them at or before the Closing.

5. Compliance. Each of the parties hereto shall comply with all federal and state securities laws, rules and regulations applicable to it in connection with the transactions contemplated by this Agreement.

6. Lock-Up Arrangements.

6.1 During the period beginning on the Closing Date and continuing to and including the date 30 days after such date, the Selling Unitholder hereby agrees, without the written consent of the Purchasers, not to, directly or indirectly, sell, offer to sell, contract to sell, hedge, pledge, grant an option to purchase, issue any instrument convertible or exchangeable for or representing the right to receive, otherwise dispose of any securities of the Partnership substantially similar to the Units, or enter into any derivative transaction with similar effect as a sale of the Units; provided, however, that the foregoing restriction shall not apply to (i) the sale of Units to the Purchasers pursuant to this Agreement or (ii) the issuance or disposition of common units of the Partnership pursuant to the Partnership’s Long Term Incentive Plan.

6.2 During the period beginning on the Closing Date and continuing to and including the date 30 days after such date, each of the Purchasers hereby agrees, without the written consent of the Selling Unitholder, not to, directly or indirectly, sell, offer to sell, contract to sell, hedge, pledge, grant an option to purchase, issue any instrument convertible or exchangeable for or representing the right to receive, otherwise dispose of the Units or any securities of the Partnership substantially similar to the Units or enter into any derivative transaction with similar effect as a sale of the Units; provided, however, that any Purchaser may enter into a total return swap transaction or similar transaction with respect to the Units purchased by it.

7. The Selling Unitholder will pay attorney’s fees of the Purchasers incurred in connection with the purchase of the Units in an amount not to exceed $35,000.

8. Termination. If any condition to a party’s obligation to close specified in Section 4 is not satisfied at or prior to the Closing Date, such party may terminate this Agreement. In the event of any such termination of this Agreement or of the termination of this Agreement by the Selling Unitholder or the Purchasers pursuant to the second sentence of paragraph 1, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

9. Notices. All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by courier service, mail or facsimile transmission to the Purchasers as follows: if to ZLP Opportunity Fund, L.P. c/o Zimmer Lucas Partners, LLC, 45 Broadway, 28th Floor, New York, NY 10006, Attention of Craig Lucas, Facsimile No. (212) 440-0777; and if to any of Brahman Partners II, L.P., Brahman Partners III, L.P., By Partners, L.P. or Brahman C.P.F. Partners, L.P. at 350 Madison Avenue, 22nd Floor, New York, NY 10017, Attention of Bill D’Eredita, Facsimile No. (212) 681-1134; or if to the Selling Unitholder shall be delivered or sent by courier service, mail or facsimile transmission to it at One Williams Center, Suite 2800, Tulsa, Oklahoma 74172, Attention of Lonny Townsend, Facsimile No. (918) 574-7038. Notice given by delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.

10. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Selling Unitholder and the Purchasers.

11. Successors. This Agreement will be binding on and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person will have any right or obligation hereunder. No Purchaser may assign this Agreement without the written consent of the Selling Unitholder. No purchaser of Units from the Purchaser shall be deemed to be a successor or assign by reason merely of such purchase.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

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IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be executed by their respective representatives, hereunto duly authorized, as of the date first written above.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Management, LLC,
its general partner

By:
Name:
Title:

PURCHASERS:

ZLP OPPORTUNITY FUND, L.P.

By:	Zimmer Lucas Partners, LLC,
its general partner

By:
Name:
Title:

BRAHMAN PARTNERS II, L.P.

By:	Brahman Management, LLC,
its general partner

By:
Robert Sobel
Managing Member

BRAHMAN PARTNERS III, L.P.

By:	Brahman Management, LLC,
its general partner

By:
Robert Sobel
Managing Member

BY PARTNERS, L.P.

By:	Brahman Management, LLC,
its general partner

By:
Robert Sobel
Managing Member

BRAHMAN C.P.F. PARTNERS, L.P.

By:	Brahman Management, LLC,
its general partner

By:
Robert Sobel
Managing Member